Exhibit 1

AGREEMENT

The undersigned hereby agree that this Amendment No. 13 to the Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Urstadt Biddle Properties Inc. is filed jointly, on behalf of each of them.

Dated: June 4, 2007

/s/ Charles J. Urstadt
Charles J. Urstadt

URSTADT PROPERTY COMPANY, INC.

By: /s/ Charles J. Urstadt
Name: Charles J. Urstadt
Title: Chairman of the Board

/s/ Elinor F. Urstadt
Elinor F. Urstadt

URSTADT REALTY ASSOCIATES CO LP

By: URSTADT PROPERTY COMPANY, INC.
Its sole general partner

By: /s/ Charles J. Urstadt
Name: Charles J. Urstadt
Title: Chairman of the Board

URSTADT REALTY SHARES II LP

By: URSTADT PROPERTY COMPANY, INC.
Its sole general partner

By: /s/ Charles J. Urstadt
Name: Charles J. Urstadt
Title: Chairman of the Board

/s/ Willing L Biddle
                                Willing L. Biddle